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                                                                Exhibit 10.14(d)

                           SECOND AMENDED AND RESTATED
                         MANAGEMENT RETENTION AGREEMENT
                                    (TIER 3)

                  THIS SECOND AMENDED AND RESTATED AGREEMENT is entered into as of the _____ day of March, 1997 (the "Effective Date") by and between Caliber System, Inc., an Ohio corporation (together with its successors and assigns permitted under this Agreement the "Company"), and Mr. X ("Executive").

                               W I T N E S S E T H

                  WHEREAS, Executive currently serves as [title] of [company];
and

                  WHEREAS, the Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders; and

                  WHEREAS, the Board (as defined in Section 1(b)) has determined that it is in the best interests of the Company and its stockholders to secure Executive's continued services and to ensure Executive's continued dedication and objectivity in the event of any threat or occurrence of, or negotiation or other action that could lead to, or create the possibility of, a Change in Control (as defined in Section 1(d)) of the Company, without concern as to whether Executive might be hindered or distracted by personal uncertainties and risks created by any such possible Change in Control, and to encourage Executive's full attention and dedication to the Company, the Board has authorized the Company to enter into this Agreement.

                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and Executive hereby agree as follows:

                  1.       Definitions.
                           ------------

                           As used in this Agreement, the following terms shall
have the respective meanings set forth below:

                           (a)     "Affiliate" of a person or other entity means
a person or entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

                           (b)      "Board" means the Board of Directors of the
Company.

                           (c)      "Cause" means (1) conviction of Executive
for a felony or for a misdemeanor involving moral turpitude or (2) a material breach by Executive of the duties and responsibilities associated with his employment and position with the Company (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on Executive's part, which results in demonstrably material economic injury to the


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                                                                               2

 Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach.

                Cause shall not exist unless and until the Company has delivered to Executive a copy of a resolution duly adopted by three-quarters (3/4) of the Board and to the extent applicable, three quarters (3/4) of the Incumbent Directors, if any, as defined below, at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of the conduct set forth in this Section 1(c) and specifying the particulars thereof in detail.

                         (d)      "Change in Control" means the occurrence of
any of the following events:

                                  (1)     any  "person,"  as such term is used
in Sections 3(a)(9) and 13(d) of the 1934 Act, becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under the 1934 Act, of 20% or more of the combined voting power of all the Voting Securities of the Company then outstanding;

                                  (2)     the  majority of the Board consists of
individuals other than Incumbent Directors, which term means the members of the Board on the date of this Agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by three-quarters of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

                                  (3)     the Company adopts any plan of
liquidation providing for the distribution of all or substantially all of its assets;

                                  (4)     all or substantially all of the assets
of the Company are disposed of pursuant to a merger, consolidation or other transaction (unless the holders of the Voting Securities of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Securities of the Company, all of the Voting Securities or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

                                  (5)     the Company combines with another
company and is the surviving corporation but, immediately after the combination, the holders of the Voting Securities of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Securities of the combined company (there being excluded from the Voting Securities held by such holders of the Voting Securities, but not from the Voting Securities of the combined company, any securities received by Affiliates of such other company in exchange for securities of such other company).

                     Notwithstanding anything contained in this Agreement to the contrary, if Executive's employment is terminated by the Company prior to a Change in Control, which Change in Control in fact occurs, and Executive reasonably demonstrates that such termination was at the request of a third party who effectuates such Change in Control or that such termination was directly related to or in anticipation of such Change in Control, then for all purposes of this Agreement, the date of the Change of Control shall mean the date immediately prior to the date of such termination of Executive's employment.


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                                                                               3

                (e) "Date of Termination" means (1) the effective date on which Executive's employment by the Company terminates as specified in a Notice of Termination by the Company or Executive, as the case may be, or (2) if Executive's employment by the Company terminates by reason of death, the date of death of Executive. Notwithstanding the previous sentence, (i) if Executive's employment is terminated for Disability (as defined in Section 1(f)) or (ii) if Executive's employment is terminated by the Company other than for Cause, then such Date of Termination shall be no earlier than thirty (30) days following the date on which a Notice of Termination is received.

                (f) "Disability" means Executive's absence from his duties with the Company on a full-time basis for at least one hundred eighty (180) consecutive days as a result of Executive's incapacity due to mental or physical illness.

                (g) "Good Reason" shall mean termination by Executive of his employment following occurrence of any of the following events without his consent:

                        (i) a reduction in Executive's base salary or target award opportunity as in effect immediately prior to the Change in Control (including a change in performance criteria which impacts negatively on Executive's ability to achieve the target) under the Company's annual or long-term performance incentive plans or programs, the failure to continue Executive's participation in any incentive compensation plan in which he was a participant immediately prior to the Change in Control unless a plan providing a substantially similar opportunity is substituted, or the termination or material reduction of any employee benefit or perquisite enjoyed by him immediately prior to the Change in Control, unless comparable benefits or perquisites (determined in the aggregate) are substituted;

                        (ii) material diminution in Executive's duties as in effect immediately prior to the Change in Control or assignment to Executive of duties materially inconsistent with his duties as in effect immediately prior to the Change in Control;

                       (iii) the loss of any of Executive's titles or positions held immediately prior to the Change in Control; or

                        (iv) the failure of the Company to obtain the assumption in writing of its obligation to perform the agreement by any successor to all or substantially all of the assets of the Company within 30 days after a merger, consolidation, sale or similar transaction.

              Notwithstanding anything contained in this Agreement to the contrary, any circumstance described in clauses (i) through (iii) of this
Section 1(g) shall not constitute Good Reason unless Executive gives written notice thereof to the Company in accordance with Section 12 and the Company fails to remedy such circumstances within ten days following receipt of such notice.

              (h) "Notice of Termination" means notice of the Date of Termination as described in Section 12(b).

              (i) "Qualifying Termination" means a termination of Executive's employment as a result of (1) a termination by the Company without Cause or (2) a termination

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                                                                               4

by Executive for Good Reason; provided, however, that a Qualifying Termination shall not include a termination as a result of Executive's death, Disability or Retirement.

              (j) "Retirement" means Executive's voluntary termination of employment (other than with Good Reason) while eligible for retirement benefits under the terms of the Caliber System, Inc. Pension Plan and Trust.

              (k) "Retirement and Savings Plans" mean all qualified and nonqualified defined benefit and defined contribution plans, including:

              [Applicable qualified and nonqualified benefit plans]

or any applicable amended, successor or substitute plan or plans of the Company, including any supplemental employee retirement plans, put into effect prior to a Change in Control.

                       The Caliber System, Inc. Long-Term Stock Award Incentive Plan is included in the definition of Retirement and Savings Plans to the extent that it provides Executive with supplemental stock credits.

              (l) "Transition Period" means the period of time beginning with a Change in Control and ending on the earlier to occur of (1)
Executive's death and (2) twenty-four (24) months following such Change in Control.

              (m) "Voting Securities" mean any shares of capital stock or other securities of the Company that are generally entitled to vote in elections for directors.

     2.       Term of Agreement.
              ------------------
              This Agreement shall commence on the Effective Date and shall continue in effect until _______, 1999; provided, however, that commencing on ____________, 1999 and each following anniversary of the Effective Date, the term of this Agreement shall automatically be extended for an additional one-year period, unless at least six months prior to such date, the Company shall have given notice not to extend this Agreement; provided, however, that
(i) no such action shall be taken by the Company during any period of time when the Board has knowledge that any person has taken steps reasonably calculated to effect a Change in Control until, in the opinion of the Board, such person has abandoned or terminated its efforts to effect a Change in Control, and (ii) this Agreement shall continue in effect for at least twenty-four (24) months following the occurrence of a Change in Control. Notwithstanding anything in this Section 2 to the contrary, and subject to the last paragraph of Section 1(d), this Agreement shall terminate upon termination of Executive's employment with the Company prior to a Change in Control, in which event the rights and obligations of the parties, except as otherwise expressly provided herein, shall cease.

     3.         Payments and Benefits Upon Termination of Employment.
                -----------------------------------------------------

                (a) If during the Transition Period the employment of Executive shall terminate, by reason of a Qualifying Termination, then the Company shall pay to Executive (or Executive's beneficiary or estate) within five (5) days following the Date of Termination, as compensation for services rendered to the Company:

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                                                                               5

                         (1)     a lump-sum cash amount equal to the sum of (i)
Executive's unpaid base salary from the Company and its subsidiaries through the Date of Termination (at the rate in effect (without taking into account any reduction of base salary constituting Good Reason) just prior to the time a Notice of Termination is given); (ii) any benefit awards (including both the cash and stock components) which pursuant to the terms of any Retirement and Savings Plans have been earned or become payable through the Date of Termination, to the extent not theretofore paid or otherwise provided for; (iii) that portion of the target annual bonus under the Company's incentive compensation plans determined by multiplying the target annual bonus by the fraction arrived at by dividing the number of full weeks worked by Executive during the calendar year of his Date of Termination by fifty-two (52); plus (iv) any unpaid vacation under the Company's vacation policy in effect at the Date of Termination (or, if more favorable to Executive, immediately prior to a Change in Control).

                        (2) a lump-sum cash amount equal to (a) 2 times Executive's highest annual rate of base salary from the Company and its subsidiaries in effect during the 12-month period prior to the Date of Termination plus (b) 2 times the target annual bonus in effect for the year in which the Change in Control occurs; provided, that any amount paid pursuant to this Section 3(a)(2) shall be offset by any other amount of severance relating to salary or bonus continuation to be received by Executive upon termination of employment of Executive under any other severance plan, policy, employment agreement or arrangement of the Company.

                       (3) a lump-sum cash amount equal to the actuarial present value as of the Date of Termination of the benefits that would be attributable to the additional twenty-four (24) months of age and service under the Retirement and Savings Plans.

              (b) If during the Transition Period, the employment of Executive terminates by reason of a Qualifying Termination, the Company will:

                      (1) provide Executive and his dependents with health care coverage at the same level as that in effect immediately prior to the Date of Termination (or, if more favorable to Executive, immediately prior to the Change in Control) ("Continued Medical Coverage") for a period of 42 months from the Date of Termination; and

                      (2) provide Executive and his dependents with accident, disability and life coverage at the same level and upon the same terms and otherwise to the same extent as that in effect immediately prior to the Date of Termination (or, if more favorable to Executive, immediately prior to the Change in Control) ("Welfare Benefits") for a period of 24 months from the Date of Termination.

                      (3)     The coverages described in subparagraphs (1) and
(2) of this Section may be provided through continued participation in the Company's plans and programs or otherwise, as the Company determines.

                      (4) During the first twenty four (24) months of Continued Medical Coverage, the Company and Executive will share the costs of such coverage in the same proportion as such costs were shared immediately prior to the Date of Termination (or, if more favorable to Executive, immediately prior to the Change in Control). From the twenty-fifth (25th) through the end of the of the forty-second (42nd) month of Continued Medical Coverage, Executive will be required to pay the cost of such coverage at the rate the Company charges former employees, from time to time, for similar coverage under COBRA. The Company and

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                                                                               6
Executive will share the costs of providing the Welfare Benefits in the same proportion as such costs were shared immediately prior to the Date of Termination (or, of more favorable to Executive, immediately prior to the Change in Control).

                     (5) Continued Medical Coverage will terminate upon the earliest of (i) the expiration of 42 months from the Date of Termination,
(ii) the commencement date of equivalent benefits from a new employer, or (iii) Executive's attainment of age 65. Welfare Benefits will terminate upon the earliest of (i) the expiration of 24 months from the Date of Termination, (ii) the commencement date of equivalent benefits a new employer, or (iii) Executive's attainment of age 65. Upon termination of Continued Medical Coverage, Executive may, if eligible, elect special continuation coverage for early retirees under the Caliber System, Inc. Medical, Dental and Vision Care Plan. Upon termination of Welfare Benefits, Executive may, if available, convert one or more of Executive's and his dependent's coverage to individual policies or programs.

    4.       Consequences of a Change in Control upon Certain Entitlements.
             --------------------------------------------------------------

            (a) The consequences of a Change in Control on Executive's stock options and performance shares granted under the Company's 1996 Equity Incentive Compensation Plan ("EICP") shall be determined in accordance with the EICP and Executive's grants pursuant to the EICP.

            (b) No later than the occurrence of a Change in Control, the Company shall fund in full that portion, if any, of the obligations to Executive under the Company's Retirement and Savings Plans (other than plans qualified under Section 401(a) of the Internal Revenue Code) that are then unfunded. Such funding shall be provided through an irrevocable trust for the benefit of the Executive which shall be established as promptly as possible following the Effective Date of this Agreement (or, in the case of a Retirement and Savings Plan established after such effective date, then as promptly as possible after such plan is established) for the purpose of receiving contributions from the Company to fund such obligations. To the extent such obligations are covered by a plan other than a plan for which there is a trust already in existence, the Company shall establish a trust for the purpose of funding such obligations. Such trust shall be in a form that provides Executive with the most favorable tax position that reasonably can be determined at the time it is established. The trust shall provide for distribution of amounts to Executive in order to pay taxes, if any, that become due prior to payment of amounts pursuant to the trust. Following the occurrence of a Change in Control, the Company shall make periodic additional contributions (no less frequently than annually) to keep such trust fully funded. The intent is that no later than the Change in Control and annually thereafter (the "Applicable Dates") the amount of such fund shall equal at least the then present value (determined as of each Applicable Date) of any amounts subject to the funding requirement of this Section 4(b) as determined by a nationally recognized firm qualified to provide actuarial services. The establishment and funding of any such trust shall not affect the obligation of the Company to provide the benefits being funded. The trust may be terminated in accordance with the trust agreement between the Company and the trustee and, if so terminated, the Company shall not be required to establish a successor trust under this Section 4(b). The trust described in this Section 4(b) may be part of a trust funding similar obligations for other employees of the Company.

            (c) No later than the occurrence of a Change in Control, the Company shall fund its obligations to provide payments and benefits under this Agreement (other than the


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                                                                               7

obligations which are provided for in Section 4(b)) by the establishment of a trust to which it contributes an amount sufficient to meet such obligations. The establishment and funding of such trust shall not affect the obligations of the Company to provide the benefits subject to this Section 4(c). The trust described in this Section 4(c) may be part of the trust described in Section 4(b).

            (d) The consequences of a Change in Control upon compensation and benefit plans and programs of the Company, except as otherwise provided in this Agreement, shall be determined in accordance with such plans and programs.

    5.    Parachute Payment Limitations.
          ------------------------------

          Anything in this Agreement to the contrary, if the aggregate of the amounts due the Executive under this Agreement and any other plan or program of the Company constitutes a "Parachute Payment," as such term is defined in Section 280G of the Internal Revenue Code of 1986 (the "Code"), and the amount of the Parachute Payment, reduced by all Federal, state and local taxes applicable thereto, including the excise tax imposed pursuant to Section 4999 of the Code, is less than the amount the Executive would receive, after taxes, if he received a Parachute Payment equal to only three times his Base Amount, as defined in Section 280G(b)(3) of the Code, less $1.00, then the amounts due the Executive under this Agreement that are "contingent on a Change in Control" (as defined in the next sentence) shall be reduced so that the aggregate of

         (i) the amounts due the Executive under this Agreement that are "contingent on a Change in Control"

plus

         (ii) the other amounts due the Executive, under other plans and programs of the Company, that are "contingent on a Change in Control"

equals three times his Base Amount less $1.00. For purposes of the preceding sentence "contingent on a Change in Control" shall have the same meaning as given that term in Section 280G(b)(2)(A)(i) of the Code. The determinations to be made with respect to this paragraph shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the Change in Control (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of being requested to do so by the Company or Executive. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, Executive shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company.

    6.       Confidentiality.
             ----------------

             (a) During employment and thereafter, Executive shall keep confidential all "Confidential Information" relating to the Company or any of its subsidiaries, and their respective businesses, obtained by Executive during his employment by the Company or any of its subsidiaries. "Confidential Information" means any non-public, proprietary

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                                                                               8

information that may provide the Company with a competitive advantage, including, without limitation, any trade secrets, formulas, flow charts, computer programs, access codes or other systems information, business, product or marketing plans, sales and other forecasts, financial information, customer lists, and information relating to compensation and benefits, provided that such proprietary information does not include any information which is available to the general public or is generally available within the relevant business or industry other than as a result of Executive's breach of this Section 6(a). Confidential Information may be in any medium or form, including, without limitation, physical documents, computer files or discs, videotapes, audiotapes, and oral communications. Anything herein to the contrary notwithstanding, it shall not be a violation of this Section 6(a) for the Executive to disclose information in the ordinary course of properly carrying out his duties and responsibilities on behalf of the Company or to respond to an order of a court or other body having jurisdiction provided that he gives the Company notice of any such order.

             (b) Except as expressly provided herein, promptly following Executive's termination of employment, Executive shall return to the Company all property of the Company then in Executive's possession or under his control, except that Executive may retain his personal notes, diaries, Rolodexes, calendars and correspondence.

             (c) Executive agrees that any material breach of the terms of this Section would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law. Executive further agrees that in the event of said material breach or any reasonable threat of material breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such material breach or threatened material breach. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages. Should a court or arbitrator determine that any provision of this Section 6 is unreasonable, the parties agree that such provision shall be interpreted and enforced to the maximum extent such court or arbitrator deems reasonable.

             (d) The provisions of this Section shall survive any termination of this Agreement and the Transition Period, and the existence of any claim or cause of action by Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section.

    7.       Indemnification.
             ----------------

             The Company agrees that if Executive is made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company, Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's Second Amended Articles of Incorporation, Restated Amended Code of Regulations, Indemnification Agreement between Executive and the Company or, if greater, by the laws of the State of Ohio, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Executive in connection therewith. The Company agrees to continue and maintain a directors' and officers' liability insurance policy covering Executive to the extent the Company provides such coverage for its other executive officers.

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   8.        Withholding Taxes.
             -----------------

             The Company may withhold from all payments due to Executive (or his beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.

   9.        Reimbursement of Expenses.
             --------------------------

             If any contest or dispute shall arise under this Agreement involving termination of Executive's employment with the Company or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse Executive, on a current basis, for all legal fees and expenses, if any, incurred by Executive in connection with such contest or dispute regardless of the result thereof.

    10.      Scope of Agreement.
             -------------------

             Nothing in this Agreement shall be deemed to entitle Executive to continued employment with the Company or its subsidiaries.

    11.      Successors; Binding Agreement.
             -----------------------------

             (a) This Agreement shall not be terminated by any merger or consolidation of the Company whereby the Company is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of the Company. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred.

             (b) The Company agrees that concurrently with any merger, consolidation or transfer of assets referred to in paragraph (a) of this
Section 11, it will cause any successor or transferee unconditionally to assume, by written instrument delivered to Executive (or his beneficiary or estate), all of the obligations of the Company hereunder.

             (c) (i) No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or in connection with the sale or liquidation of all or substantially all of the assets of the Company, or in connection with the disposition of the business of the Company substantially as an entirety, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company under this Agreement, either contractually or as a matter of law.

                      (ii) This Agreement is personal to Executive and, without the prior written consent of the Company, shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive shall die while any amounts would be payable to Executive hereunder had Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by Executive to receive such amounts or, if no person is so appointed, to Executive's estate.

               12.      Notice.
                        -------

                       (a) For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five (5) days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed as follows:

              If to Executive:

                      [Executive's Name and Address]

              If to the Company:

                      General Counsel
                      Caliber System, Inc.
                      P.O. Box 5459
                      Akron, OH 44334-0459

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                     (b) A written notice (a "Notice of Termination") of Executive's Date of Termination by the Company or Executive, as the case may be, to the other, shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) specify the termination date. The failure by Executive or the Company to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company hereunder or preclude Executive or the Company from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

           13.      No Set-off; No Mitigation.
                    --------------------------

                    The Company's obligation to make any payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Executive obtains other employment.

          14.      Employment with Subsidiaries.
                   ----------------------------

                   Employment with the Company for purposes of this Agreement shall include employment with any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities of such corporation or other entity entitled to vote generally in the election of directors.

           15.      Governing Law; Validity.
                    ------------------------

                    The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Ohio without regard to the principle of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which other provisions shall remain in full force and effect.

           16.      Settlement of Disputes.
                    ----------------------

                    (a) Any controversy or claim arising out of or relating to this Agreement, any amendment of this Agreement, or any breach of any of the foregoing, shall, subject to the mutual agreement of the Company and the Executive, be settled by confidential arbitration, to be held in Akron, Ohio, in accordance with the Commercial Arbitration Rules of the American Arbitration Association before three (3) arbitrators. The arbitrators shall apply the provisions of this Agreement strictly as written (unless doing so violates the clear intent of this Agreement), and shall explain the reasons and basis of their award in detail and in writing. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. All costs and expenses relating to any controversy or claim that is arbitrable under this Section (including reasonable attorney's fees of the Executive) shall be paid by the Company promptly on written demand, except that the arbitrators are authorized to require reimbursement of the Company for moneys paid by it pursuant to this sentence if the arbitrators determine that the substantive positions of the Executive in the arbitration were entirely without merit. Pending final resolution of any arbitration or court proceeding, the Company shall continue prompt payment of all amounts due the Executive under this Agreement or any amendment thereof and prompt provision of all benefits to which the Executive or his beneficiaries are entitled. Notwithstanding the foregoing, nothing contained in this Section 16 shall limit a party's right to seek equitable relief in any court of competent jurisdiction.

                           (b)      In the event the parties do not agree to
arbitration as provided in 16(a), the parties hereby consent to the jurisdiction of the Common Pleas Court of the State of Ohio (Summit County) or of the United States District Court for the Northern District of Ohio.

           17.      Counterparts.
                    -------------

                    This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

           18.      Survivorship.
                    -------------

                    The respective rights and obligations of the parties hereunder shall survive the expiration of the term of this Agreement, to the extent necessary to carry out the intentions of the parties, including without limitation any obligations of the Company to make payments and provide benefits hereunder.

                  19.      Miscellaneous.
                           --------------

                           No provision in this Agreement may be amended unless
such amendment is agreed to in writing and signed by Executive and an authorized officer of the Company. No provision of this Agreement may be waived unless such waiver is agreed to in writing and signed by the waiving party which, in the case of the Company, shall mean by a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right Executive or the Company may have hereunder, including without limitation, the right of Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. This Agreement contains the entire understanding and agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company. Executive has executed this Agreement as of the date and year first written above.

                                            CALIBER SYSTEM, INC.

                                             By:
                                                ----------------------------

Agreed to this      day of March, 1997.
              -----

--------------------------
[Executive's Name]